UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                  CCC CAPITAL I

             (Exact name of registrant as specified in its Charter)

         Delaware                                                             52-6813488
(State of incorporation or organization)                         (I.R.S. Employer Identification no.)

c/o Commercial Credit Company
300 St. Paul Place
Baltimore, Maryland                                                                 21202
(Address of principal executive offices)                                         (zip code)


If this Form relates to the registration                         If this Form relates to the registration
of a class of debt securities and is                             of a class of debt securities and is to
effective upon filing pursuant to                                become effective simultaneously
General Instruction A(c)(1) please                               with the effectiveness of a concurrent
check the following box | |                                      registration statement under the
                                                                 Securities Act of 1933 pursuant
                                                                 to General Instruction A(c)(2)
                                                                 please check the following box  |X|

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                                     Name of Each Exchange on Which
         to be so Registered                                     Each Class is to be Registered

___% Trust Preferred Securities                                  New York Stock Exchange
(and the Guarantee with respect
thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                                                    (None)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

      See the information set forth under the headings "Description of Preferred Securities" and "Description of Guarantees" in the Registration Statement on Form S-3 of the Registrant, dated October 2, 1996.

Item 2.  Exhibits.

      2.1 Registration Statement on Form S-3 (No. 333-13311) of the Registrant, (the "Registration Statement").

      2.2 Certificate of Trust dated September 30, 1996, of CCC Capital I, incorporated by reference to Exhibit 4.1 to the Registration Statement.

      2.3 Form of Amended and Restated Declaration of Trust for CCC Capital I ("Declaration of Trust"), incorporated by reference to Exhibit 4.6 to the Registration Statement.

      2.4   Form of Preferred Security, included in the Declaration of Trust.

      2.5 Form of Guarantee with respect to the Preferred Securities, incorporated by reference to Exhibit 4.14 to the Registration Statement.

      2.6 Form of Indenture between Commercial Credit Company and The Chase Manhattan Bank, as Trustee, relating to the Junior Subordinated Debt Securities, incorporated by reference to Exhibit 4.11 to the Registration Statement.

                                     SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CCC CAPITAL I


                                          By /s/ Barbara A. Yastine
                                             -----------------------------------
                                                Barbara A. Yastine, as Trustee


                                          By /s/ George Hupfer
                                             -----------------------------------
                                                George Hupfer, as Trustee



                                          COMMERCIAL CREDIT COMPANY


                                          By /s/ Firoz Tarapore
                                             -----------------------------------




                                       3